UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)    June 3, 2008

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
(Address of principal executive offices)

26034
(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 387-8300

N/A
(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                              Other Events

On June 3, 2008, Speakeasy Gaming of Las Vegas, Inc. (“Speakeasy”), a wholly owned subsidiary of the Registrant, completed the sale of gaming assets to Lucky Lucy D LLC (“Lucky Lucy”) pursuant to the terms of the Asset Purchase and Sale Agreement dated January 11, 2008, by and between Speakeasy and Lucky Lucy (the “Agreement”). This sale is the second part of a bifurcated transaction, the first part of which involved the January 11, 2008 sale of Speakeasy’s real property to an affiliate of Lucky Lucy for $11.4 million in cash.  Pursuant to the terms of the Agreement, Lucky Lucy paid $2,000,000 to Speakeasy on June 3, 2008, upon the completion of the sale of Speakeasy’s gaming assets and is obligated to pay the remainder of up to $4,775,000, subject to an earnout based on gross revenues of the Ramada Inn and Speedway Casino, as described in the Agreement, over the four-year period that commenced on January 11, 2008. In addition, upon the closing of the transactions contemplated by the Agreement, Speakeasy assigned the Master Lease entered into on January 11, 2008, by and between Ganaste LLC and Speakeasy to Lucky Lucy, and Lucky Lucy assumed all of Speakeasy’s liabilities under the Master Lease.

Item 9.01                                                 Financial  Statements and Exhibits

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)

Exhibit No.	Description

99.1	Press Release dated June 4, 2008.

MTR GAMING GROUP, INC.

		By:	/s/ David R. Hughes
David R. Hughes
Chief Financial Officer and
Date:	June 4, 2008		Corporate Executive Vice President